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                                                                    Exhibit 16.0

                            [ROBB, DIXON LETTERHEAD]



                                                        March 17, 1999



Securities and Exchange Commission
4509 Fifth Street, N.W.
Washington, D.C.  20549

Office of Thrift Supervision
1700 G Street, N.W.
Washington, D.C. 20552

Gentlemen:

We have read the statements made by Indian Village Community Bank, Gnadenhutten, Ohio (the "Bank") made under the heading "Change in Accountants" contained in the prospectus that we understand will be a part of the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission by Indian Village Bancorp, Inc and the Application for Conversion on Form AC to be filed with the Office of Thrift Supervision by the Bank. We agree with the statements concerning our Firm included therein.

                             Very truly yours,

                             /s/  Robb, Dixon, Francis, Davis, Oneson & Company
                             --------------------------------------------------
                             Robb, Dixon, Francis, Davis, Oneson & Company